Exhibit 99.1

NEW PEOPLES BANKSHARES INC

NEWS RELEASE

FOR IMMEDIATE RELEASE:	**FOR MORE INFORMATION, CONTACT:**
July 29, 2024	J.W. Kiser
	(276) 873-7000

NEW PEOPLES BANKSHARES ANNOUNCES SECOND QUARTER RESULTS

Honaker, Virginia – July 29, 2024

Highlights

- Net income for the second quarter of 2024 was $1.7 million, or $0.07 per basic and diluted share;
- Net income for the six months ended June 30, 2024 was $3.5 million, or $0.15 per basic and diluted share;
- Net interest margin was 3.41% for the second quarter of 2024 compared to 3.48% for the first quarter of 2024 and 3.71% for the second quarter of 2023;
- Total gross loans were $639.9 million as of June 30, 2024, an increase of $1.8 million from $638.1 million as of December 31, 2023;
- Total deposits increased $26.7 million, or 7.5% annualized, during the first six months of 2024;
- New Peoples Bank remains well-capitalized with a leverage ratio of 10.71% as of June 30, 2024.

Today, New Peoples Bankshares, Inc. (the "Company") (OTCBB: NWPP), the holding company for New Peoples Bank, Inc. (the "Bank"), announced second quarter 2024 net income of $1.7 million, or $0.07 per share, as compared to $1.7 million, or $0.07 per share, for the second quarter of 2023, a reduction in earnings of $39,000 or 2.3%. For the six months ended June 30, 2024, net income was $3.5 million, or $0.15 per share, compared to $3.7 million, or $0.16 per share, in 2023.

J.W. Kiser, President and CEO of the Company, stated, "We continue to maintain the momentum that began in the first quarter of 2024, ending the second quarter with net income of $1.7 million and $3.5 million year to date. We are particularly pleased that noninterest expenses were lower compared to 2023 despite the continuing impacts from inflation and competition to retain and attract employees. Net interest income was lower than 2023 due to net interest margin compression experienced by the banking industry as our funding costs have outpaced the growth in yields on earning assets. We continue to grow with assets and deposits up $28 million and $27 million, respectively, through the first six months of the year and average earning assets $66 million higher for the second quarter of 2024 compared to the second quarter of 2023. While pressures exerted on our net interest margin continue, we see signs of stabilization as we move through the year. We are cautiously optimistic that we can maintain this momentum in the second half of 2024, but competition for deposits remains high."

Revenue

Net Interest Income/Net Interest Margin

Net interest income for the quarter ended June 30, 2024 was $7.0 million which was essentially unchanged compared to the quarter ended June 30, 2023. During the second quarter of 2024, interest income increased $2.0 million to $11.0 million due to the combination of an increase of 60 basis points ("bps") in the yield on earning assets to 5.38%, and a $66.3 million increase in the average balance of earning assets. The loan portfolio was the primary driver of both increases, as the yield rose 63 bps to 5.89%, while the average balance increased $39.2 million for the comparative quarters ending June 30, 2024 and 2023. The increased interest income was offset by increased interest expense which rose $2.0 million to $4.0 million during the second quarter of 2024 as compared to $2.0 million reported for the same period in 2023. Interest-bearing deposits accounted for $1.9 million of the increase as the average rate increased 128 bps and the average balance increased $62.3 million for the comparative quarters ending June 30, 2024 and 2023. Additionally, while the average cost of borrowed funds decreased 63 bps to 5.83%, the

related interest expense increased $160,000 due to the increased average balance related to a Federal Home Loan Bank advance and a $10 million borrowing from the Federal Reserve Bank under the Bank Term Funding Program taken in the second and fourth quarters of 2023, respectively, which increased the overall outstanding average balance by $13.3 million. The net interest margin decreased 30 bps, to 3.41% for the quarter ending June 30, 2024, as compared to the 3.71% net interest margin for the same period in 2023 due to the increase in funding costs outpacing improvements in the yield on earning assets; however, growth in earning assets partially offset the impact of a smaller net interest margin, resulting in a slight decrease in net interest income of $30,000.

For the six months ended June 30, 2024, net interest income decreased $167,000 to $13.9 million from $14.1 million for the six months ended June 30, 2023. The yield on earning assets increased 65 bps to 5.35% for the comparative six-month periods, while the average balance increased $60.5 million to $812.4 million. The cost of interest-bearing liabilities increased 137 bps to 2.86%, while the average balance increased $72.0 million to $542.1 million during the comparative six-month periods.

Provision for Credit Losses

The provision for credit losses charged to the income statement for the quarter ended June 30, 2024 was $472,000 compared to a provision of $149,000 for the three months ended June 30, 2023. The amount of the provision for credit losses in the second quarter of 2024 was impacted by a $263,000 specific allowance allocation for a single loan relationship.

For the six months ended June 30, 2024, the provision for credit losses was $429,000 compared to $149,000 for the same period in 2023.

Noninterest Income

Noninterest income increased $128,000 to $2.5 million for the quarter ended June 30, 2024 from $2.4 million for the comparable quarter in 2023. The increase is due to increased earnings from service charges, card processing activities, and financial services, which combined for an increase of $100,000. Additionally, the sale of a lot adjacent to a branch office resulted in a gain of $53,000 as compared to a $6,000 gain recorded during the second quarter of 2023.

For the six months ended June 30, 2024, noninterest income increased $51,000 to $4.9 million from $4.8 million for the same period in 2023. The increase is due largely to earnings from service charges, card processing and financial services, which increased a combined $160,000. Those increases offset the impact of the sales of bank properties in 2024 and 2023. During the first six months of 2024, a former branch office and a lot were sold resulting in a net gain of $20,000. During the same period of 2023, two former office facilities and a vehicle were sold resulting in a net gain of $135,000.

Noninterest Expense

Noninterest expense was $6.8 million for the quarter ended June 30, 2024 compared to $7.0 million for the quarter ended June 30, 2023. The $197,000 dollar improvement resulted from decreases in salaries and benefits, occupancy and data processing expenses which combined for a $93,000 decrease. In addition, legal and professional fees, loan and other real estate owned expenses, included in other operating expenses, decreased a combined $138,000.

For the six months ended June 30, 2024, noninterest expense decreased $88,000 to $13.8 million compared to $13.9 million for the six months ended June 30, 2023. The decrease was impacted by reductions in occupancy costs of $22,000 combined with decreases in legal and professional fees, consulting and other real estate owned expenses of $212,000. The expense reductions were partially offset by increases in salaries and employee benefits of $39,000, as well as advertising, ATM network and miscellaneous expenses which combined for an increase of $116,000. The increase in salaries and employee benefits related to performance raises, along with severance costs related to the elimination of several positions during the first quarter of 2024 and other contractual payments associated with the recent retirement of the previous chief executive officer.

Balance Sheet

Total assets as of June 30, 2024 were $854.7 million, an increase of $28.4 million, or 3.4%, from $826.3 million as of December 31, 2023. Gross loans of $639.9 million as of June 30, 2024 were largely unchanged from $638.1 million at December 31, 2023. Liquid assets in the form of cash and cash equivalents increased $23.8 million or 36.7% during the first six months of 2024. Investment securities increased $2.5 million during the first half of 2024 due to purchases of $8.1 million, which more than offset payments and amortization of $5.3 million and a $271,000 increase in the unrealized loss on securities available for sale.

Deposits were $743.2 million as of June 30, 2024 compared to $716.5 million as of December 31, 2023. The increase of $26.7 million, or 3.7%, was due to efforts to attract and retain time deposits and money market account relationships, combined with cyclical funds inflows. As a result of these efforts, total time deposits increased $18.6 million, including $3.0 million of brokered time deposits, and money market accounts increased $15.1 million during the first six months of 2024, respectively. The increase in time and money market deposits contributed to the increase in our cost of funds, as previously discussed, due to the continuing repricing of maturing time deposits in the higher interest rate environment combined with ongoing competition for deposits.

Capital

During the first six months of 2024, total shareholders' equity increased $1.4 million to $66.2 million as of June 30, 2024, due to net income of $3.5 million which was offset by dividends paid to shareholders of $1.7 million, the $214,000 increase in the net unrealized loss on available-for-sale investment securities, and the repurchase of common stock totaling $175,000. Consequently, book value per share increased to $2.80 as of June 30, 2024 compared to $2.73 at December 31, 2023. The Bank remains well capitalized per regulatory guidance.

As previously announced, the Board extended the repurchase of up to 500,000 shares of the Company's common stock through March 31, 2025. As of June 30, 2024, the Company had repurchased 69,843 shares during the first six months of 2024 at an average price of $2.51 per share. During the quarter ended June 30, 2024 the Company repurchased 35,530 shares at an average price of $2.54 per share. Since the commencement of the repurchase plan, 246,029 shares have been repurchased at an average price of $2.37.

Asset Quality

The allowance for credit losses was $7.4 million, or 1.21% as a percentage of total loans, as of June 30, 2024, and $7.3 million, or 1.14%, as of December 31, 2023. The allowance for credit losses on unfunded commitments was $287,000 as of June 30, 2024 as compared to $285,000 at December 31, 2023.

Annualized net charge-offs (recoveries) as a percentage of average loans was (0.01)% during the first half of 2024 compared to 0.02% during the same period of 2023.

Nonperforming assets, which include nonaccrual loans and other real estate owned, totaled $5.5 million as of June 30, 2024, an increase of $2.0 million, or 55.6%, since year-end 2023. Nonperforming assets as a percentage of total assets were 0.67% as of June 30, 2024 and 0.45% as of December 31, 2023.

Other real estate owned of $103,000 as of June 30, 2024 decreased $54,000 from December 31, 2023. Expenses associated with other real estate owned were $6,000 for the six months ended June 30, 2024, excluding the effects of the sale of a foreclosed property during the second quarter of 2024 which resulted in a gain of $34,000, compared to expenses of $16,000 during the six months ended June 30, 2023. Nonaccrual loans increased $1.9 million to $5.4 million as of June 30, 2024 from $3.5 million at December 31, 2023, due largely to a single loan relationship that was downgraded and placed in nonaccrual status during the first quarter of 2024.

About New Peoples Bankshares, Inc.

New Peoples Bankshares, Inc. is a one-bank financial holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary provides banking products and services through its 17 locations throughout southwest Virginia, eastern Tennessee, western North Carolina and southern West Virginia. The Company's common stock is traded over the counter under the trading symbol "NWPP". Additional investor information can be found on the Company's website at https://newpeoples.bank/Bankshares-About-Us.

This news release contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Important factors that may cause actual results to differ from projections include:

> *(i) the success or failure of efforts to implement the Company's business plan; (ii) any required increase in the Company' regulatory capital ratios; (iii) satisfying other regulatory requirements that may arise from examinations, changes in the law and other similar factors; (iv) deterioration of asset quality; (v) changes in the level of the Company's nonperforming assets and charge-offs; (vi) fluctuations of real estate values in the Company's markets; (vii) the Company's ability to attract and retain talent; (viii) demographical changes in the Company's markets which negatively impact the local economy; (ix) the uncertain outcome of enacted legislation to stabilize the United States financial system; (x) the successful management of interest rate risk; (xi) the successful management of liquidity; (xii) changes in general economic and business conditions in the Company's market area and the United States in general; (xiii) credit risks inherent in making loans such as changes in a borrower's ability to repay and the Company's management of such risks; (xiv) competition with other banks and financial institutions, and companies outside of the banking industry, including online lenders and those companies that have substantially greater access to capital and other resources; (xv) demand, development and acceptance of new products and services the Company has offered or may offer; (xvi) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (xvii) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues and other catastrophic events; (xviii) technology utilized by the Company; (xix) the Company's ability to successfully manage cyber security, including generative artificial intelligence risks; (xx) the Company's reliance on third-party vendors and correspondent banks; (xxi) changes in generally accepted accounting principles; (xxii) changes in governmental regulations, tax rates and similar matters; (xxiii) disruptions in the financial services industry or individual financial institutions and the subsequent media attention that could impact our customers' behavior; and (xxiv) other risks which may be described in future filings the Company makes with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.*

NEW PEOPLES BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME HIGHLIGHTS
FOR THE THREE MONTHS ENDED JUNE 30, 2024 THROUGH JUNE 30, 2023
(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Interest income on loans, including fees	$ 9,374	$ 9,213	$ 8,841	$ 8,453	$ 7,876
Interest income on investment securities	583	530	525	535	547
Interest income and dividends on all other	1,054	871	644	597	595
Total interest and dividend income	11,011	10,614	10,010	9,585	9,018
Interest expense on deposits	3,508	3,151	2,681	2,110	1,645
Total interest expense	4,041	3,684	3,100	2,544	2,018
Net interest income	6,970	6,930	6,910	7,041	7,000
Provision for credit losses	472	(43)	345	155	149
Net interest income after provision for credit losses	6,498	6,973	6,565	6,886	6,851
Total non-interest income	2,532	2,321	2,710	2,436	2,404
Total non-interest expenses	6,838	6,977	7,200	6,883	7,035
Income tax expense	508	531	525	549	497
Net income	$ 1,684	$ 1,786	$ 1,550	$ 1,890	$ 1,723
Basic and diluted income per share*	$ 0.07	$ 0.08	$ 0.07	$ 0.08	$ 0.07

CONSOLIDATED STATEMENTS OF INCOME HIGHLIGHTS
FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023
(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

	June 30, 2024	June 30, 2023
Interest income on loans, including fees	$ 18,587	$ 15,258
Interest income on investment securities	1,113	1,107
Interest income and dividends on all other	1,924	1,175
Total interest and dividend income	21,624	17,540
Interest expense on deposits	6,658	2,791
Total interest expense	7,724	3,473
Net interest income	13,900	14,067
Provision for credit losses	429	149
Net interest income after provision for credit losses	13,471	13,918
Total non-interest income	4,853	4,802
Total non-interest expenses	13,815	13,903
Income tax expense	1,039	1,073
Net income	$ 3,470	3,744
Basic and diluted income per share	$ 0.15	$ 0.16
Return on average shareholders' equity	10.83%	12.75%
Return on average assets	0.83%	0.96%

NEW PEOPLES BANKSHARES, INC.
KEY PERFORMANCE AND CAPITAL RATIOS
(UNAUDITED)

	For the three-months ended				
	June 30, 2024	**March 31, 2024**	**December 31, 2023**	**September 30, 2023**	**June 30, 2023**
Key Performance Ratios					
Earning assets yield	5.38%	5.32%	5.09%	4.94%	4.78%
Cost of interest-bearing liabilities	2.94%	2.77%	2.44%	2.05%	1.70%
Cost of funds	2.08%	1.95%	1.66%	1.38%	1.13%
Net interest margin	3.41%	3.48%	3.52%	3.63%	3.71%
Return on average shareholders' equity	10.56%	11.11%	10.18%	12.38%	11.62%
Return on average assets	0.79%	0.86%	0.76%	0.94%	0.88%
Efficiency ratio[#]	71.96%	75.42%	74.85%	72.62%	74.80%
Loan to deposit ratio	86.10%	86.21%	89.06%	88.85%	86.01%
Asset Quality					
Allowance for credit losses to total loans	1.21%	1.16%	1.14%	1.10%	1.12%
Net (recoveries) charge-offs to average loans, annualized	0.06%	(0.09)%	(0.01)%	0.04%	0.03%
Nonaccrual loans to total loans	0.85%	0.87%	0.55%	0.45%	0.42%
Nonperforming assets to total assets	0.65%	0.67%	0.45%	0.38%	0.35%
Capital Ratios (Bank Only)					
Tier 1 leverage	10.71%	10.91%	11.11%	11.06%	11.05%
Tier 1 risk-based capital	15.49%	15.29%	15.33%	15.24%	15.36%
Total risk-based capital	16.74%	16.54%	16.58%	16.46%	16.59%
Total common equity tier 1 capital	15.49%	15.29%	15.33%	15.24%	15.36%

[#]- The efficiency ratio is computed as a percentage of noninterest expense divided by the sum of net interest income and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate it differently.

NEW PEOPLES BANKSHARES, INC.
CONSOLIDATED BALANCE SHEET HIGHLIGHTS
QUARTERS ENDED JUNE 30, 2024 THROUGH JUNE 30, 2023
(IN THOUSANDS)
(UNAUDITED)

Dollars in thousands	**June 30, 2024**	**March 31, 2024**	**December 31, 2023**	**September 30, 2023**	**June 30, 2023**
Total cash and cash equivalents	$ 88,804	$ 88,849	$ 64,977	$ 52,877	$ 67,683
Investment securities available-for-sale	92,269	89,014	89,805	87,452	93,106
Loans receivable	639,934	638,594	638,111	626,203	609,038
Allowance for credit losses	(7,727)	(7,406)	(7,256)	(6,908)	(6,814)
Total assets	854,670	850,488	826,313	799,953	802,992
Total deposits	743,228	740,779	716,467	704,822	708,076
Borrowed funds	36,186	36,186	36,186	26,496	26,496
Total liabilities	788,439	786,473	761,502	739,995	742,835
Total shareholders’ equity	66,231	64,015	64,811	59,958	60,157

NEW PEOPLES BANKSHARES, INC.
Net Interest Margin Analysis
Average Balances, Income, Expense, and Yields and Rates
Three Months Ended June 30,
(IN THOUSANDS)

(Dollars are in thousands)	2024 Average Balance	2024 Income/ Expense	2024 Yields/ Rates	2023 Average Balance	2023 Income/ Expense	2023 Yields/ Rates
ASSETS						
Loans (1) (2)	$ 639,918	$ 9,374	5.89%	$ 600,712	$ 7,876	5.26%
Federal funds sold	110	2	5.44%	673	8	4.77%
Interest bearing deposits in other banks	75,549	1,009	5.37%	44,325	551	4.99%
Taxable investment securities	107,082	626	2.34%	110,698	583	2.11%
Total earning assets	822,659	11,011	5.38%	756,408	9,018	4.78%
Less: Allowance for credit losses	(7,447)			(6,816)		
Non-earning assets	39,334			37,914		
Total assets	$ 854,546			$ 787,506		
LIABILITIES AND SHAREHOLDERS' EQUITY						
Interest-bearing demand deposits	$ 74,082	$ 160	0.87%	$ 75,847	$ 112	0.59%
Savings and money market deposits	169,190	676	1.61%	162,652	293	0.72%
Time deposits	271,587	2,672	3.96%	214,029	1,240	2.32%
Total interest-bearing deposits	514,859	3,508	2.74%	452,528	1,645	1.46%
Other borrowings	20,000	209	4.13%	6,374	56	3.52%
Trust preferred securities	16,186	324	7.93%	16,496	317	7.71%
Total borrowed funds	36,186	533	5.83%	22,870	373	6.46%
Total interest-bearing liabilities	551,045	4,041	2.94%	475,398	2,018	1.70%
Non-interest-bearing deposits	229,837			243,974		
Other liabilities	9,524			8,675		
Total liabilities	790,406			728,047		
Shareholders' equity	64,140			59,459		
Total liabilities and shareholders' equity	$ 854,546			$ 787,506		
Net interest income		$ 6,970			$ 7,000	
Net interest margin			3.41%			3.71%
Net interest spread			2.44%			3.08%

(1) Nonaccrual loans and loans held for sale have been included in average loan balances.
(2) Tax exempt income is not significant and has been treated as fully taxable.

NEW PEOPLES BANKSHARES, INC.
Net Interest Margin Analysis
Average Balances, Income, Expense, and Yields and Rates
Six Months Ended June 30,
(IN THOUSANDS)

(Dollars are in thousands)	2024 Average Balance	2024 Income/ Expense	2024 Yields/ Rates	2023 Average Balance	2023 Income/ Expense	2023 Yields/ Rates
ASSETS						
Loans (1) (2)	$ 637,744	$ 18,587	5.86%	$ 593,455	$ 15,258	5.18%
Federal funds sold	116	3	5.38%	652	16	4.95%
Interest bearing deposits in other banks	68,744	1,835	5.37%	46,125	1,083	4.73%
Taxable investment securities	105,824	1,199	2.27%	111,713	1,183	2.14%
Total earning assets	812,428	21,624	5.35%	751,947	17,540	4.70%
Less: Allowance for credit losses	(7,436)			(6,864)		
Non-earning assets	39,062			37,388		
Total assets	$ 844,054			$ 782,471		
LIABILITIES AND SHAREHOLDERS' EQUITY						
Interest-bearing demand deposits	$ 73,113	$ 297	0.82%	$ 78,077	$ 208	0.54%
Savings and money market deposits	165,011	1,218	1.48%	164,590	515	0.63%
Time deposits	267,779	5,143	3.86%	206,983	2,068	2.01%
Total interest-bearing deposits	505,903	6,658	2.65%	449,650	2,791	1.25%
Other borrowings	20,000	418	4.13%	3,978	76	3.85%
Trust preferred securities	16,186	648	7.92%	16,496	606	7.41%
Total borrowed funds	36,186	1,066	5.83%	20,474	682	6.62%
Total interest-bearing liabilities	542,089	7,724	2.86%	470,124	3,473	1.49%
Non-interest-bearing deposits	228,042			244,489		
Other liabilities	9,521			8,632		
Total liabilities	723,245			723,245		
Shareholders' equity	64,402			59,226		
Total liabilities and shareholders' equity	$ 844,054			$ 782,471		
Net interest income		$ 13,900			$ 14,067	
Net interest margin			3.44%			3.77%
Net interest spread			2.49%			3.21%

(1) Nonaccrual loans and loans held for sale have been included in average loan balances.
(2) Tax exempt income is not significant and has been treated as fully taxable.